                                                                  EXHIBIT 10.31

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of this 31st day of August, 2000, by and among TMP Worldwide Inc., a Delaware corporation ("TMP" or "Buyer"), Stratascape, Inc., a California corporation (the "Company"), and the Shareholders of the Company listed on SCHEDULE A hereto (each a "Shareholder" and collectively the "Shareholders").

            WHEREAS, the Shareholders collectively own 200 shares of the common stock of the Company (the "Company Stock");

            WHEREAS, the 200 shares of the Company Stock referred to in the previous recital (collectively, the "Company Shares," and individually, a "Company Share") constitute all of the issued and outstanding capital stock of the Company;

            WHEREAS, the Shareholders desire to sell the Company Shares to Buyer, and Buyer desires to purchase the Company Shares from the Shareholders, upon the terms and conditions set forth herein (the "Transaction");

            WHEREAS, for federal income tax purposes, the parties intend that the Transaction shall qualify as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder;

            WHEREAS, for accounting purposes, the parties intend that the Transaction shall be accounted for as pooling of interests;

            WHEREAS, all annexes, disclosure schedules, exhibits and other attachments hereto are incorporated herein by reference and, taken together with this Agreement, including the foregoing Recitals, shall constitute but a single agreement; and

            WHEREAS, the parties wish to set forth certain other agreements among them.

            NOW THEREFORE, in consideration of the mutual covenants of the parties set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                PURCHASE AND SALE

            1.1 SHARES. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 7.1 hereof) and upon the basis of the representations, warranties, covenants and agreements contained herein, the Shareholders shall sell, convey, transfer and deliver to Buyer, and Buyer shall purchase from the Shareholders, the Company Shares in consideration for the issuance to the Shareholders of an aggregate of that number of unregistered shares of TMP Common Stock (as defined below) that is determined by dividing twenty-three million four hundred and thirty thousand dollars ($23,430,000) by the average of the closing sale price per share of TMP Common Stock as reported by the Nasdaq

National Market for the 30-consecutive trading day period preceding the third business day prior to the Closing Date (such average being hereinafter referred to as the "Stated Price") rounded up to nearest whole number of shares of TMP Common Stock (collectively, the "Purchase Price") pro-rata in accordance with the percentages set forth on SCHEDULE A. As used herein, the term "TMP Common Stock" means shares of common stock, $.001 par value per share, of Buyer. The shares of TMP Common Stock issuable to the Shareholders hereunder in exchange for the Company Shares are sometimes collectively referred to as the "TMP Shares" and individually as a "TMP Share".


                                   ARTICLE II
                               MANNER OF EXCHANGE

            2.1 EXCHANGE OF SHARES. At the Closing, the Shareholders shall deliver to Buyer a certificate or certificates representing all of the Company Shares, accompanied by a stock power or powers duly executed in blank, with all necessary stock transfer and other documentary stamps attached, and Buyer shall deliver to the Shareholders, certificates representing the shares of TMP Common Stock due to the Shareholders issued in the respective names of the Shareholders, pro-rata in accordance with the percentages set forth on SCHEDULE A; provided, however, that such certificates may be issued in the respective names of any other person designated by the Shareholders and agreed to by the Buyer as set forth on SCHEDULE 2.1 hereto.

            2.2 FURTHER ASSURANCES. At the Closing and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other actions as Buyer may request in order to effectively sell, transfer and assign the Company Shares to Buyer and confirm Buyer's title thereto.


                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                                THE SHAREHOLDERS

            As an inducement to Buyer to enter into and perform its obligations under this Agreement, the Company and the Shareholders, jointly and severally, represent and warrant to Buyer as follows:

            3.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of California and has full power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. The Company is duly licensed and qualified to do business and is in good standing as a foreign corporation in each other jurisdiction set forth on SCHEDULE 3.1 hereto, which are all jurisdictions where the character of its business or the nature of its properties or assets makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified, licensed or in good standing would not individually or in the aggregate have a material adverse effect on the business, results of operations, financial condition or assets of the Company.

            3.2 POWER AND AUTHORIZATION. The Company has full power and authority to execute and deliver this Agreement and any agreement, document, certificate or instrument being delivered pursuant to or in connection with the transactions contemplated by this Agreement (collectively the "Transaction Documents") to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each Shareholder has full power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is or will be a party, and to perform his obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents, and the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereunder and thereunder, have been duly authorized by the Company and by the Shareholders of the Company. The execution and delivery of this Agreement and the Transaction Documents, and the performance by the Shareholders of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereunder and thereunder, have been duly authorized by the unanimous vote of the Shareholders. This Agreement and the Transaction Documents have been duly executed and delivered by the Company and by each Shareholder and constitute the legal, valid and binding obligations of the Company and of each Shareholder, enforceable against the Company and each Shareholder in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally or by general principles of equity.

            3.3 SUBSIDIARIES. The Company does not own or control (directly or indirectly), or own or hold any right to acquire, any stock, partnership interest, joint venture interest, equity participation or other security or interest in any other entity, corporation, partnership, trust or any other business association.

            3.4 ORGANIZATIONAL DOCUMENTS. The copies of the Certificate of Incorporation and Bylaws of the Company, each as heretofore amended, which have been delivered to Buyer are true, complete and correct. The minute books of the Company made available to Buyer are true, correct and complete and contain a complete summary of all meetings of directors and stockholders since the time of incorporation of the Company and accurately reflect all transactions referred to in such minutes in all material respects, and all material corporate actions and decisions taken by the Company's board of directors, shareholders and any committees of the board of directors. SCHEDULE 3.4 contains a true and complete list of all officers and directors of the Company.

            3.5 OWNERSHIP OF THE COMPANY. The authorized capital stock of the Company consists of 1,500 shares of Company Stock, of which 200 are issued and outstanding, all of which are owned of record and beneficially by the Shareholders, free and clear of any and all Liens (as defined in Section 10.10). The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the Company Stock are as set forth in the Certificate of Incorporation of the Company, as amended to the date hereof, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. All outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and were issued in compliance with all applicable federal and state securities laws. None of the outstanding securities of the Company have been issued in violation of any pre-emptive rights, rights of first refusal or similar rights applicable to the Company. No contract, commitment or undertaking of any kind has been made for the issuance of additional shares of capital stock or other securities of the Company, nor is there in effect or outstanding any subscription, option, warrant or other right to acquire any shares of the Company Stock or other instruments convertible into or exchangeable for such shares. There are no voting trust agreements or other contracts, agreements or arrangements restricting or otherwise relating to voting, dividend or other rights with respect to the Company's capital stock, except for such agreements that will be terminated prior to the Closing as set forth on SCHEDULE 3.5 hereto. The Company does not hold any shares of capital stock in its treasury. Upon delivery of the Company Shares to Buyer pursuant to the provisions of this Agreement, Buyer will acquire good, valid and marketable title to the Company Shares, free and clear of any and all Liens. All transfer taxes imposed by law in connection with sale, transfer and delivery of the Company Shares to Buyer have been paid.

            3.6 NO VIOLATION. The execution, delivery and performance by the Company and the Shareholders of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and therein do not and will not:

                  (a) conflict with, result in the breach, modification, termination or violation of, or loss of any benefit under, constitute a default under, accelerate the performance required by, result in or give rise to a right to amend or modify the terms of, result in the creation of any Lien upon any assets or properties, or in any manner release any party thereto from any obligation under, any material mortgage, note, bond, indenture, contract, agreement, lease, license or other instrument or obligation of any kind or nature by which the Company or any Shareholder, or any of their respective properties or assets, may be bound or affected;

                  (b) conflict with, violate or result in any loss of benefit under, any permit, concession, franchise, order, judgment, writ, injunction, regulation, statute or decree applicable to the Company; or

                  (c) conflict with or violate any provision of the Certificate of Incorporation or Bylaws, each as heretofore amended, of the Company.

             3.7 NO CONSENT REQUIRED. Except as set forth on SCHEDULE 3.7, no consent, approval, order or authorization of, or declaration, filing or registration with, any person, entity or governmental authority is required to be made or obtained by the Company or any Shareholder in connection with the authorization, execution, delivery or performance of this Agreement, the Transaction Documents or the transactions contemplated hereby and thereby.

             3.8 FINANCIAL STATEMENTS. As of the date hereof, SCHEDULE 3.8 contains the following: unaudited balance sheet and statements of income, stockholders' equity and cash flows as of, and for the fiscal year ended, December 31, 1997 (the "Historical Unaudited Financial Statements"), audited balance sheets and statements of income, stockholders' equity and cash flows as of, and for the fiscal years ended, December 31, 1998 and 1999, respectively (the "Historical Audited Financial Statements"), and unaudited balance sheet as of June 30, 2000 and statements of income, stockholders' equity and cash flows for the six-months ended June 30, 1999 and 2000 (the "Interim Financial Statements"); SCHEDULE 3.8 also contains unaudited balance sheets and statements of income, stockholders' equity and cash flows as of and for the period January 1, 2000 through July 31, 2000 (the "Closing Date Financials"). Since July 31, 2000 through the date hereof, there has been no material adverse change in the business, financial condition, assets, liabilities or retained earnings of the Company, and neither the Company nor the Shareholders know of any such change that is threatened or pending, nor has there been any damage, destruction or loss, whether or not covered by insurance, which could reasonably be anticipated to have a Material Adverse Effect (as defined in Section 10.10 hereof) on the Company. The materials included and to be included in SCHEDULE
3.8 hereto are sometimes collectively referred to herein as the "Financial Statements".

                  Each of the Financial Statements is true, complete and correct in all material respects, is consistent with the books and records of the Company and is in accordance with GAAP (as defined in Section 10.10 hereof) consistently applied and fairly presents the Company's financial condition, assets, liabilities and retained earnings as of their respective dates and the statements of income, stockholders' equity and cash flows for the periods related thereto, subject in the case of the Interim Financial Statements and Closing Date Financials, to normal year-end adjustments and the absence of footnote disclosure. Insofar as the representations set forth in the preceding sentence relate to the Closing Date Financials only, such representations are made as of the date of delivery of the Closing Date Financials. All material liabilities and obligations, whether accrued, absolute, contingent, direct or indirect, perfected, inchoate, unliquidated or otherwise and whether due or to become due, which existed as of December 31,1999, June 30, 2000 and July 31, 2000, have been disclosed in the balance sheets included in the Historical Unaudited Financial Statements, Historical Audited Financial Statements, the Interim Financial Statements and the Closing Date Financials, respectively, or in the notes thereto. The statements of income included or to be included in the Financial Statements do not contain any material items of special or non-recurring income or other income not earned in the ordinary course of business except as expressly specified on SCHEDULE 3.8 as attached hereto on the date hereof. All amounts billed to the Company's customers and clients reflected or to be reflected on the Financial Statements and SCHEDULE 3.15 hereto are for Business (as defined in Section 10.10 hereof) activities and not for any other business.

             3.9 ABSENCE OF UNDISCLOSED LIABILITIES. As of the date hereof, the Company has not, and as of the Closing Date, the Company will not have, any debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise and whether due or to become due) arising out of transactions entered into on or prior to the Closing Date, or any transaction, series of transactions, action or inaction occurring on or prior to the Closing Date, or any state of facts or condition existing on or prior to the Closing Date (regardless of when such liability or obligation is asserted), including but not limited to liabilities or obligations on account of Taxes (as defined in Section 10.10 hereof) or governmental charges or penalties, assessments, interest or fines thereon or in respect thereof, except for (a) liabilities specifically delineated in the Historical Unaudited Financial Statements, Historical Audited Financial Statements and/or the Interim Financial Statements, which are set forth on
SCHEDULE 3.8 as attached hereto on the date hereof, (b) liabilities and obligations under agreements, contracts, leases or commitments disclosed in this Agreement or in a schedule hereto (none of which relates to any breach of contract, breach of warranty, tort, injury caused to another, infringement, claim, lawsuit or violation of law or the allegation or claim thereof), and (c) liabilities and obligations arising in the ordinary course of business, consistent in form and amount with past practice, since December 31, 1999, none of which, individually or in the aggregate, is material in amount with respect to the business, results of operations, financial condition or assets of the Company. Except as disclosed on SCHEDULE 3.9, the Company is not under any obligation, contingent or otherwise, to refund or rebate any amounts paid or payable to it for services rendered prior to the date hereof. As of the date hereof, the Company does not have, and as of the Closing Date, the Company will not have, any debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise and whether due or to become due) to, or owing from, any shareholder of the Company.

            3.10 COMPLIANCE WITH LAWS; PERMITS. The Company is in compliance with all laws, regulations, rules, ordinances, orders and other requirements applicable to the operation, conduct or ownership of its property or business in all material respects. Neither the Company nor any Shareholder has received notice (written or oral) of the violation or of any claim of violation of any law, regulation, rule, ordinance, order or other requirement or Permits (as defined below) applicable to it. The Company holds all of the permits, licenses, approvals and authorizations of governmental authorities or third parties (collectively, "Permits") necessary or appropriate for the conduct of its business. All such Permits are in full force and effect, and will remain with the Company upon, and will not be affected by, the Closing; there is no condition, nor has any event occurred, which constitutes or with the giving of notice or passage of time or both would constitute a violation of the terms of any Permit and no cancellation, modification or revocation of any of the Permits is pending or, to the knowledge of the Company or either Shareholder, threatened.

            3.11 PROPERTY. The Company owns no real property. The Company has good and marketable title or rights as lessee to all real, personal, mixed, tangible and intangible property of any kind or nature owned or used by the Company, and the Company owns each of the assets shown or reflected or to be shown or reflected on the Financial Statements, in each case free and clear of all Liens, except for Liens identified on SCHEDULE 3.11 hereto on the date hereof. The assets and properties owned or leased by the Company are sufficient to operate and conduct the business of the Company in a manner consistent with at least the same standards of quality and reliability as have been achieved as of the date hereof.

                  All leases of real property and all material leases of personal property leased by the Company and utilized in its business, including any and all leases with related parties or any Affiliate (as defined in Section
10.10 hereof) of the Company (collectively, the "Leased Property"), are listed on SCHEDULE 3.13, and true, correct and complete copies previously have been furnished to Buyer. All leases with Affiliates and/or related parties carry terms and conditions no less favorable nor more favorable in all material respects to the Company than those which could have been obtained in arm's length transactions with unrelated third parties. The Company enjoys peaceful and undisturbed possession under all such leases. Any real property that the Company occupies or leases is in good condition and repair with adequate plumbing, heating and air conditioning and with access to public roads and utilities as required for the conduct of its business, except for such deficiencies which are not material, individually or in the aggregate, in nature or cost.

            3.12 CONDITION OF PROPERTY AND RELATED MATTERS.

            (a) All buildings, machinery, equipment and other tangible assets used by the Company are in fair or good operating condition and repair, reasonable wear and tear excepted, are usable in the ordinary course of business and are adequate and suitable for the uses to which they are being put. None of such items requires any repairs or replacement except for maintenance in the ordinary course of business or such other repairs or replacements which are not material, individually or in the aggregate, in nature or cost. All such assets and property, including excluded assets and property, are located at real property locations constituting the Leased Property, or as otherwise identified on
SCHEDULE 3.12 hereto.

            (b) The properties and assets reflected in the balance sheet included in the Historical Unaudited Financial Statements, Historical Audited Financial Statements and the Interim Financial Statements, and to be included in the Closing Date Financials, have, in the aggregate, a fair market or realizable value at least equal to the value thereof reflected therein. The Company is not contemplating, nor is the Company obligated to make, any capital expenditure in excess of $10,000 individually or in the aggregate which has not been disclosed to Buyer in writing.

            3.13 MATERIAL CONTRACTS. The Company has not entered into nor is it bound by any material contract, agreement, relationship or commitment, written or oral, including without limitation any obligations for money borrowed or under material leases, or any arrangements with customers, other than those identified on SCHEDULE 3.13 hereto (the "Material Contracts"); true, correct and complete copies of all written Material Contracts and true and complete descriptions of all oral Material Contracts previously have been furnished to Buyer. Except as set forth on SCHEDULE 3.13, the Company is not in default, and no event has occurred which with the giving of notice or the passage of time or both would constitute a default by the Company, or to the knowledge of the Company and the Shareholders, any other party under any Material Contract or any other obligation owed by the Company, and, to the knowledge of the Company and the Shareholders, no event has occurred which with the giving of notice or the passage of time or both would constitute a default by any other party to any such Material Contract or obligation. The consummation of the transactions contemplated by the Transaction Documents will not result in a breach of any Material Contract or the right of any other party to the Material Contract to terminate the same and there are no negotiations pending to revise the terms of any such Material Contracts. The Company is not a party to or bound by any contract, agreement, relationship or commitment, whether or not deemed material, which in any way restricts or purports to restrict the Company's ability to acquire any property or assets or conduct business or provide services to any person or entity anywhere in the world. Without limiting the foregoing, except as set forth on SCHEDULE 3.13, neither the Company nor any Shareholder is a party to, or obligated to any party under, any (i) shareholders' agreement, buy/sell agreement or any other agreement, written or oral, relating to or in any way affecting the disposition of the capital stock of the Company or (ii) any agreement, written or oral, relating to the indemnification of directors and/or officers of the Company.

            3.14  INTELLECTUAL PROPERTY.

            (a) the Company owns and possesses all right, title and interest in and to, or has a valid license to use, all of the Proprietary Rights (as defined below) necessary for the operation of the its business as presently conducted and none of such Proprietary Rights have been abandoned;

            (b) no claim by any third party contesting the validity, enforceability, use or ownership of any such Proprietary Rights has been made, is currently outstanding or, to the knowledge of the Company or the Shareholders, is threatened, and neither the Company nor the Shareholders is aware of any reasonable basis for any such claim;

            (c) neither the Company, any Shareholder nor any registered agent of any of the foregoing has received any notice of, nor is the Company or any Shareholder aware of any reasonable basis for an allegation of, any infringement or misappropriation by, or conflict with, any third party with respect to such Proprietary Rights, nor has the Company, any Shareholder, or any registered agent of any of them received any claim of infringement or misappropriation of or other conflict with any Proprietary Rights of any third party;

            (d) to the knowledge of the Company and the Shareholders, the Company has not infringed, misappropriated or otherwise violated any Proprietary Rights of any third parties, and neither the Company nor any Shareholder is aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Company as presently operated and as contemplated to be operated or as a result of the consummation of the transactions contemplated hereby;

            (e) none of the Company's personnel, including without limitation employees, agents, consultants and contractors, have contributed to or participated in the conception and/or development of any Proprietary Rights which are not licensed to the Company from a third party.

            As used herein, the term "Proprietary Rights" means all proprietary information of the Company, including all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice), all trademarks, service marks, trade dress, trade names, corporate names, domain names, copyrights, all trade secrets, confidential information, ideas, formulae, compositions, know-how, processes and techniques, drawings, specifications, designs, logos, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans, and related information and all other proprietary, industrial or intellectual property rights relating to the Company's businesses, including but not limited to those found at the website at HTTP://WWW.STRATASCAPE.COM. The consummation of the transactions contemplated by this Agreement and the Transaction Documents will not adversely affect the right of Buyer or the Company to continue to use the Company's Proprietary Rights. To the extent that registration of any Proprietary Right is useful or required by law, such Proprietary Right has been duly and validly registered or filed, and any fees that are necessary to maintain in force any Proprietary Rights or registrations thereof have been paid. SCHEDULE 3.14 sets forth a list and description of the copyrights, trademarks, service marks, trade dress and trade names used or held by the Company and, where appropriate, the date, serial or registration number, and place of any registration thereof.

            3.15 ACCOUNTS RECEIVABLE. SCHEDULE 3.15 is a true, correct and complete listing and aging of the Company's accounts receivable as of the last day of the last full calendar month preceding the date hereof determined in accordance with GAAP consistently applied and determined in a manner consistent with the presentation in the Financial Statements. All of such accounts receivable have arisen in bona fide arm's length transactions in the ordinary course of business and are valid and binding obligations of the account debtors. Such accounts receivable are not subject to counterclaims or set-offs and are collectible in full in the ordinary course of business within 120 days of the relevant invoice date, except to the extent that reserves for doubtful accounts have been established by the Company and are set forth on SCHEDULE 3.15 and which reserves have been adequately reflected on, and are consistent with presentation in, the Financial Statements attached hereto on the date hereof. Promptly after the Closing Date but in no event later than thirty (30) days thereafter, the Shareholders will deliver to Buyer a true, correct and complete listing and aging of the Company's accounts receivable as of the day immediately preceding the Closing Date determined in accordance with GAAP consistent with the presentation in the Financial Statements (the "Closing Date Receivables"), to be appended as part of SCHEDULE 3.15 hereto. SCHEDULE 3.15 shall be deemed amended to include such listing upon delivery to Buyer thereof. As of the Closing Date, the Closing Date Receivables have arisen in bona fide arm's length transactions in the ordinary course of business and are valid and binding obligations of the account debtors. Such accounts receivable are not subject to counterclaims or set-offs and are collectible in full in the ordinary course of business within 120 days of the relevant invoice date, except to the extent that reserves for doubtful accounts are established by the Company and are set forth on the Financial Statements and SCHEDULE 3.15, in each case as attached hereto on the date hereof. The reserves for doubtful accounts established by the Company and reflected or to be reflected on SCHEDULE 3.15 or on the Financial Statements have been or shall be determined in accordance with GAAP consistently applied and are and shall be consistent with the presentation in the Financial Statements, it being understood that in no event shall the reserve with respect to the Closing Date Receivables exceed 1% of the total face amount of the Closing Date Receivables.

            3.16 NO PREBILLINGS OR PREPAYMENTS. Except as set forth on SCHEDULE 3.16, the Company has not billed and the Company will not bill, and the Company has not received any payments (in the form of retainers or otherwise) from, any of its customers or potential customers for services to be rendered or for expenses to be incurred subsequent to the Closing Date.

            3.17 EMPLOYEE BENEFIT PLANS. Except as set forth in SCHEDULE 3.17, neither the Company nor any Plan Affiliate (as defined in Section 10.10 hereof) has maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to or made any commitments to create any "employee pension benefit plan" (as defined in Section 3(2) of ERISA (as defined in Section 10.10 hereof)), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), "multi-employer plan" (as defined in Section 3(37) of ERISA), "employee benefit plan" (as defined in Section 3(3) of ERISA), plan of deferred compensation, medical plan, life insurance plan, disability plan, dental plan or other plan providing benefits for the welfare of the Company's or any Plan Affiliate's current employees or former employees, officers, directors or consultants or beneficiaries thereof, personnel policy (including but not limited to vacation time, holiday pay, bonus programs, moving expense reimbursement programs and sick leave), excess benefit plan, bonus or incentive plan (including but not limited to stock options, restricted stock, phantom stock, stock bonus and deferred bonus plans), salary reduction agreement, change-of-control agreement, golden parachute, employment agreement, consulting agreement or any other benefit, program or contract (collectively, "Employee Benefit Plans"), whether or not written or pursuant to a collective bargaining agreement, which has been in effect at any time since January 1, 1997 or which could give rise to or result in the Company or Buyer having any debt, liability, claim or obligation of any kind or nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not due or to become due. True, correct and complete copies of all Employee Benefit Plans previously have been furnished to Buyer along with all applicable summary plan descriptions, material employee communications, the annual reports for the two most recent years and the annual and periodic accounting of plan assets. The Employee Benefit Plans (which, for purposes of this sentence and notwithstanding the reference to January 1, 1997 above, include any such plan maintained, sponsored, adopted, contributed to or obligated to by the Company or any Plan Affiliate within the last six years) have been maintained in all material respects in compliance with governing documents and agreements and with applicable laws, regulations, rules, ordinances, orders and other requirement of law. The present value of all benefits, determined as of the most recent valuation date for such benefits, vested under each Employee Benefit Plan that is a "plan" (as defined in Section 3(3) of ERISA) does not exceed the value of the assets of such "plan" allocable to such vested benefits, determined as of such date. None of the Employee Benefits Plans is a "Multi-employer Plan" within the meaning of Section 3(37) of ERISA and neither the Company nor any Plan Affiliate contributes to or has an obligation to contribute to, or has within the last six years contributed to or had an obligation to contribute to, a Multi-employer Plan. Neither the Company nor any Plan Affiliate (i) has ever established, maintained or contributed to
(A) a plan intended to be tax qualified under Section 401(a) of the Code, or a pension plan subject to Title IV of ERISA or to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA, or (B) a voluntary employee benefit association or (ii) has incurred or will incur any liability under Title IV of ERISA. With respect to each Employee Benefit Plan, there has occurred no transaction prohibited by Section 406 of ERISA or which constitutes a "prohibited transaction" under Section 4975(c) of the Code and with respect to which a prohibited transaction exemption is not currently in effect. Except as set forth in SCHEDULE 3.17, the consummation of the transactions contemplated by this Agreement and the Transaction Documents will not (either alone or in conjunction with another event, such as termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transactions contemplated by this Agreement and the Transaction Documents or cause the acceleration of the time of payment or vesting of any award or entitlement under any Employee Benefit Plan. Each Employee Benefit Plan may be unilaterally terminated and/or amended by the Company at any time without damage or penalty. All contributions, insurance premiums, benefits and other payments to or under each Employee Benefit Plan with respect to all periods through the Closing have or will be made prior to the Closing or have been accrued on the Financial Statements or will be accrued on the Closing Date Financials, in each case in accordance with GAAP consistently applied. With respect to each Employee Benefit Plan, (i) no application, proceeding or other matter is pending before the Internal Revenue Service, the Department of Labor or any other governmental agency; (ii) no action, suit, proceeding or claim (other than routine claims for benefits) is pending or, to the Company's knowledge, threatened; and (iii) to the knowledge of the Company and the Shareholders, no facts exist which could give rise to an action, suit, proceeding or claim which, if asserted, could result in a material liability or expense to the Company or the plan assets. Except to the extend required under Section 601 et. seq. of ERISA, Section 4980-B of the Code or applicable state laws, neither the Company nor any Plan Affiliate maintains, contributes to, or is obligated under any plan, contract, policy or arrangement providing health or death benefits (whether or not insured) to current or former employees or other personnel beyond the termination of their employment or other services.

            3.18 SALARIES. SCHEDULE 3.18 contains a true, complete and correct list setting forth (i) the names, job descriptions/titles, current compensation rate (including but not limited to salary, commission and bonus compensation), date of hire, vacation accrual rate and accrued vacation time of all individuals presently employed by the Company indicating whether they are employed on a salaried, hourly or piecework basis, and (ii) the names and total annual compensation for all independent contractors who render services on a regular basis to, or on behalf of, the Company whose current annual compensation is or is expected to be in excess of $20,000. Except as set forth on SCHEDULE 3.18, there has been no increase in the compensation of the foregoing individuals or independent contractors since June 30, 1999. Except as set forth on SCHEDULE 3.18, there has not been any promise to the employees listed on SCHEDULE 3.18 orally or in writing of any bonus or increase in compensation, whether or not legally binding, except for increases in the ordinary course of business consistent with the Company's past compensation practices and except for obligations incurred under existing bonus, insurance, pension or other Employee Benefit Plans described on SCHEDULE 3.17 or 3.18. The Company has not made any prepayments of salaries, bonuses or any other amounts due to any of its employees or former employees. All obligations to employees, whether for salaries, commissions, bonuses, vacation or otherwise, which are required to be accrued on the Financial Statements in accordance with GAAP consistently applied have been accrued on the Financial Statements or will be accrued on the Closing Date Financials, in each case in accordance with GAAP consistently applied.

            3.19 PERSONNEL AGREEMENTS, PLANS AND ARRANGEMENTS. Except as listed in SCHEDULE 3.17, 3.18 or 3.19, the Company is not a party to or obligated with respect to any (a) outstanding contracts with current or former employees, agents, consultants, advisers, salesmen, sales representatives, distributors, sales agents, independent contractors, or dealers, or (b) collective bargaining agreements or contracts with any labor or trade union, employee bargaining agency or other representative of employees or any employee benefits provided for by any such agreement. True, correct and complete copies of all items listed on SCHEDULES 3.17, 3.18 and 3.19 previously have been furnished to Buyer. No strike, picketing, slow-down, work stoppage, lock-out, union organizational activity, allegation, charge or complaint of employment discrimination, unfair labor practice or other similar occurrence has occurred or is pending or, to the knowledge of the Company and the Shareholders, is threatened against the Company nor do the Company or the Shareholders know of any basis for any such allegation, charge, or complaint. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including but not limited to provisions thereof relating to wages, hours, vacation pay, equal opportunity, collective bargaining and the payment, deduction and remittance of all amounts required to be deducted and/or remitted in respect of wages and salaries and of other Taxes (as defined in Section 10.10) and such deductions are consistent with past practices and in accordance with GAAP consistently applied and consistent with the Financial Statements and either remitted same to the legally constituted authorities entitled to receive payment thereof or has reserved for same in its accounts and an amount of cash equal to the amount of such reserve has been set aside for payment thereof. The Company is not liable for any arrears of wages or any Taxes or penalties with respect to the foregoing. The Company has not entered into and the Company is not obligated to enter into any agreement relating to the payment of vacation pay to any employee, and the Company has no obligation to any employees to provide them with pay for vacation time other than as required by generally applicable provisions of law or as otherwise set forth on SCHEDULE 3.19. Neither the Company nor any Shareholder has received notice from any employee of the Company that any such employee is terminating his or her employment with the Company, except for Kaajal Narain and Abha Singhvi, who intend to terminate their employment with the Company concurrently with the Closing, nor to the knowledge of the Company and the Shareholders does any employee intend to terminate his or her employment with the Company as a result of the transactions contemplated hereby. There are no administrative charges or court complaints pending or, to the knowledge of the Company and the Shareholders, threatened against the Company concerning alleged employment discrimination or any other matters relating to the employment of labor. No trade union, counsel of trade unions, employee bargaining agency or affiliated bargaining agent (i) holds bargaining rights with respect to any of the Company's employees by way of certification, interim certification, voluntary recognition, designation or successor right,
(ii) has applied to be certified as the bargaining agent of the Company's employees, or (iii) has applied to have the Company declared a related employer pursuant to the provision of applicable law. To the knowledge of the Company and the Shareholders, no claim, injunction, fact, event or condition exists which would give rise to a material claim by any employee or former employee (including dependents and spouses thereof and other individuals covered thereunder) of the Company under any workers compensation laws, regulations, requirements or programs or for other medical costs and expenses.

            3.20 CUSTOMERS. SCHEDULE 3.20 is a complete list by dollar volume of billings for each month during the period January 1, 1999 through the last day of the last full calendar month preceding the date hereof to the twenty (20) largest customers of the Company. Except as set forth on SCHEDULE 3.20, none of the customers for whom the Company provided services at any time since January 1, 1999, whether or not one of the Company's twenty (20) largest, has canceled or otherwise terminated, or, to the knowledge of the Company and the Shareholders, threatened to cancel or otherwise terminate, its relationship with the Company or materially reduced, or to the knowledge of the Company and the Shareholders, threatened to materially reduce, its business with the Company. Except as set forth on SCHEDULE 3.20, none of the customers for whom the Company provided services on a project-by-project basis at any time since January 1, 1999, whether or not one of the Company's twenty (20) largest, has canceled or terminated, or, to the knowledge of the Company and the Shareholders, threatened to cancel or terminate its relationship with the Company prior to the expiration of the engagement relating to the particular project for which the Company was retained, or, to the knowledge of the Company and the Shareholders, threatened to cease utilizing the Company's services or to materially reduce the project-by-project business generally provided by the Company. Neither the Company nor any Shareholder has received any notice and have no knowledge or reason to believe that any customer intends to cancel or otherwise modify its relationship with the Company on account of the transactions contemplated hereby or otherwise.

            3.21 INTEREST OF THE COMPANY IN CUSTOMERS, ETC. Except as set forth in SCHEDULE 3.21, neither the Company, the Shareholders nor any of their respective Affiliates has any direct or indirect interest in any competitor, supplier or customer of the Company or in any person from whom or to whom the Company leases any real or personal property or in any other person with whom the Company has any business relationship. SCHEDULE 3.21 also describes, (i) all management, administrative, computer, telephone or other services provided by any of the Company's Affiliates, any Shareholder or any of the Affiliates of any Shareholder to the Company and all such services provided by the Company to any of such persons and entities, and (ii) all other material contracts, agreements, arrangements or transactions (including the purchase and sale of inventory, supplies and other goods) between the Company, on the one hand, and any of such individuals or entities on the other hand, currently in effect, including, without limitation any agreement or arrangement relating to indebtedness to or from any of such individuals or entities, in each case setting forth the terms thereof if not effected on an arm's length basis.

            3.22 BOOKS AND RECORDS. All the books, records and accounts of the Company are in all material respects accurate and complete, accurately reflect all matters normally entered into the books, records or accounts maintained by similar businesses, are in all material respects in accordance with all laws, regulations and rules applicable to the Company and accurately present and reflect in all material respects all of the transactions described therein. The Company has accounting controls sufficient to ensure that its transactions are
(i) in all material respects executed in accordance with its management's general or specific authorization and (ii) recorded in conformity with GAAP.

            3.23 INSURANCE POLICIES. SCHEDULE 3.23 is a correct and complete list and description, including policy numbers, of all insurance policies owned or held by the Company or otherwise covering the Company, its employees or assets. Such policies are in full force and effect, and the Company is not in default under any of them. Such insurance is of the kind and in the amount not less than customarily obtained by corporations or other entities of established reputation engaged in the same or similar business and similarly situated. The Company has not received any notice of non-renewal, cancellation or intent to cancel, not renew or increase premiums or deductibles with respect to such insurance policies nor, to the knowledge of the Company and the Shareholders, is there any basis for any such action. SCHEDULE 3.23 also contains a list of all pending claims with any insurance company (other than health, medical and dental insurance claims of employees) and any instances within the previous three years of a denial of coverage of the Company by any insurance company.

            3.24 BANK ACCOUNTS. SCHEDULE 3.24 is a complete and correct list of each bank and brokerage firm in which the Company has an account or safe deposit box, the number of each such account or box, the names of all persons authorized to draw thereon or to have access thereto, the amount on deposit in each such account and a description of the items in each such box as of a date not more than seven days prior to the date hereof.

            3.25  TAXES. Except as set forth on SCHEDULE 3.25:

                  (a) All Tax Returns (as defined in Section 10.10) required to be filed by or on behalf of the Company on or before the Closing Date have been or will be properly prepared and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings) and all such Tax Returns were or will be true, complete and correct in all material respects.

                  (b) All Taxes (whether or not shown on any Tax Returns) payable by or on behalf of the Company on or before the Closing Date have been or will be fully and timely paid. The cash reserves or accruals for Taxes provided in the books and records of the Company with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing are, or prior to the Closing Date (as defined in Section 7.2 hereof), will be, sufficient for all unpaid Taxes of the Company through and including the Closing Date (including, without limitation, with respect to any Taxes resulting from the Transactions contemplated by this Agreement). The Company has no liability for Taxes of any other person as a transferee, successor, by contract or otherwise.

                  (c) The Company has not executed or filed with the Internal Revenue Service or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force.

                  (d) The Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods ending on or prior to the Closing Date under all applicable laws.

                  (e) Buyer has received complete copies of (A) all U.S. federal, state, local and foreign income or franchise Tax Returns of the Company relating to the taxable periods beginning after 1996 and (B) any audit report issued within the last three years relating to Taxes due from or with respect to the Company and its income, assets or operations. All income and franchise Tax Returns filed by or on behalf of the Company for the taxable years ended on the respective dates set forth on the SCHEDULE 3.25 have been examined by the relevant taxing authority or the statute of limitations with respect to such Tax Returns has expired.

                  (f) SCHEDULE 3.25 lists all material types of Taxes paid and material types of Tax Returns filed by or on behalf of the Company. No claim has been made by a taxing authority in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

                  (g) All deficiencies asserted or assessments made as a result of any examinations by the Internal Revenue Service or any other taxing authority of the Tax Returns of or covering or including the Company have been fully paid, and, to the knowledge of the Shareholders, there are no other audits or investigations by any taxing authority or proceedings in progress, nor have the Shareholders or the Company received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a U.S. federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed material deficiency for any subsequent taxable period.

                  (h) Neither the Company nor any other Person (as defined in Section 10.10) on behalf of the Company or any of its subsidiaries has (A) filed a consent pursuant to

Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company, (B) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company or has otherwise taken any action that would have the effect of deferring any liability for Taxes from any taxable period ending on or before the Closing to any taxable period ending thereafter, (C) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Company, or (D) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed when due.

                  (i) No property owned by the Company is (i) property required to be treated as being owned by another Person pursuant to the provisions of
Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of
Section 168(g) of the Code.

                  (j) The Company is not a party to any tax sharing or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing.

                  (k) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Buyer or any of its Affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

                  (l) The Company is not the subject of any private letter ruling of the Internal Revenue Service or comparable rulings of other taxing authorities.

                  (m) There are no Liens as a result of any unpaid Taxes upon any of the assets of the Company.

                  (n) All material Tax elections of the Company are clearly set forth in the Tax Returns described in Section 3.25(e)(A). The Company has not had elections in effect for U.S. federal income tax purposes under Sections 108, 168, 338, 441, 463, 472, 1017, 1033 or 4977 of the Code.

                  (o) The Company has never been a member of any Affiliated Group of corporations for any Tax purposes. The Company does not own any interest in any entity that is treated as a partnership for U.S. federal income tax purposes or would be treated as a pass-through or transparent entity for any tax purpose.

                  (p) The Company is not a United States Real Property Holding Corporation ("USRPHC") within the meaning of Section 897 of the Code and neither was a USRPHC on any "determination date" (as defined in Section 1.897-2(c) of the Treasury regulations under the Code) that occurred in the five year period preceding the Closing.

                  (q) The Company has properly and timely elected under Section 1362 of the Code, and under each analogous or similar provision of state or local law in each jurisdiction where it is required to file a Tax Return to be treated as an "S" corporation for all taxable periods since its incorporation. There has been no voluntary or involuntary termination or revocation of any such election. The Company is not subject to any entity-level income, franchise or similar Taxes imposed by any taxing authority, except for the California entity-level franchise tax.

            3.26 LITIGATION. Except as set forth in SCHEDULE 3.26, there is no claim, counter-claim, action, suit, order, proceeding or investigation pending or, to the knowledge of the Company and the Shareholder, threatened against or involving the Company (or pending or, to the knowledge of the Company and the Shareholders, threatened against any of the officers, directors or key employees of the Company with respect to business activities on behalf of the Company) with respect to or affecting the Company, its accounts, business, properties, assets or rights, or relating to the transactions contemplated hereby, before any court, agency, regulatory, administrative or other governmental body or officer or before any arbitrator; nor, to the knowledge of the Company and the Shareholders, is there any reasonable basis for any such claim, action, suit, proceeding or governmental, administrative or regulatory investigation. The Company is not directly subject to or affected by any order, judgment, decree or ruling of any court or governmental agency. Neither the Company nor any Shareholder has received any written opinion or memorandum of legal advice from legal counsel to the effect that either of them is exposed to any liability which may be material to the business, prospects, results of operations, financial condition or assets of the Company. The Company is not engaged in any legal action to recover monies due it or for damages sustained by it, and none of the assets of the Company nor any of its business practices is in any manner, directly or indirectly, affected by injunction of any court or governmental, administrative or regulatory agency, body or officer.

            3.27 ENVIRONMENTAL AND SAFETY REQUIREMENTS. The Company is in material compliance with all applicable Environmental and Safety Requirements (as defined below), and the Company possesses all required permits, licenses and certificates, and has filed all notices or applications, required thereby. Neither the Company nor any Shareholder has received any notice or other communication from any party with respect to the Company's failure to comply with Environmental and Safety Requirements. For purposes of this Agreement, "Environmental and Safety Requirements" means all federal, provincial, foreign and local laws, bylaws, rules, regulations, ordinances, decrees, orders, statutes, actions, guidelines, standards, arrangements, injunctions, policies and requirements relating to public health and safety, worker health and safety, pollution and protection of the environment (including without limitation the handling of any polluted, toxic or hazardous materials), all as amended. The Company has no, nor are its properties subject to any, nor are there any facts or circumstances which the Company or any Shareholder reasonably believes could form the basis for any, liability, contingent or otherwise arising out of any Environmental and Safety Requirements. The Company does not have in its possession or under its control any hazardous substances, except those Hazardous Substances as are used in the ordinary course of the business of the Company and are used or maintained in compliance with the Environmental and Safety Requirements.

            3.28 CONDUCT OF THE BUSINESS. Except as set forth on SCHEDULE 3.28, since January 1, 1998, the Company has conducted its business only in the ordinary course of business consistent with past custom and practice, and has incurred no liabilities or obligations whatsoever other than in the ordinary course of business consistent with past custom and practice and there has been no material adverse change in the assets, condition (financial or otherwise), results of operations, employee or customer relations or business activities of the Company, nor does the Company or any Shareholder know of any such change which is threatened, nor has there been any damage, destruction or loss materially adversely affecting any of the assets, or the business condition (financial or otherwise), results of operations, prospects or activities of the Company, whether or not covered by insurance. Without limitation of the foregoing and except as set forth on SCHEDULE 3.28, since January 1, 1998, the Company has not:

                  (a) voluntarily or involuntarily sold, transferred, abandoned, surrendered, subjected to a Lien or otherwise disposed of any assets or property rights except in the ordinary course of business consistent with past custom and practice;

                  (b) changed any accounting principles, methods or practices utilized by it or changed any of its depreciation rates or amortization policies or rates;

                  (c) made any loan or advance to any party in excess of $5,000;

                  (d) issued, redeemed or purchased any stock, bond or corporate security or declared or made any payment or distribution on or with respect to its capital stock (except for cash distributions made to the Shareholders prior to Closing as set forth on SCHEDULE 5.3);

                  (e) incurred debt, liabilities, or obligations of any nature whether accrued, absolute, contingent, direct, indirect, perfected or otherwise and whether due or to become due except (i) current liabilities incurred and liabilities under contracts entered into in the ordinary course of business consistent with past custom and practice and (ii) bonus obligations to a Shareholder incurred in the ordinary course of business consistent with past custom and practice;

                  (f) increased the compensation payable to any of its officers, employees or agents, except for increases of more than 5% as set forth on
SCHEDULE 3.28(f);

                  (g) paid any amounts to or for the benefit of the Shareholder, or any officer, employee, consultant, contractor or agent other than salaries at the rates set forth on SCHEDULE 3.18;

                  (h) waived any rights of substantial value;

                  (i) transferred or disposed of any cash or cash equivalents outside of the ordinary course of business, consistent with past custom and practice;

                  (j) entered into any other material transaction, except for such transactions set forth on SCHEDULE 3.28(j); or

                  (k) committed to any of the foregoing.

            3.29 POWER OF ATTORNEY. Neither the Company nor any Shareholder has given to any person or entity for any purpose any power of attorney which is currently in effect.

            3.30 BROKERS. Except for the fee payable to Roth Capital Partners, Inc. set forth on SCHEDULE 3.30, neither the Company nor any Shareholder has (i) incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees or commissions in connection with the transactions contemplated by this Agreement or the Transaction Documents or (ii) made any statement or representation or entered into any discussion which could give rise to any such obligation or liability.

            3.31 OWNERSHIP OF BUYER COMMON STOCK. Neither the Company nor any Shareholder, nor, to the best knowledge of the Company and the Shareholders, any of the employees of the Company, own any shares of TMP Common Stock.

            3.32 NO ILLEGAL OR IMPROPER TRANSACTIONS. None of the Company, any Shareholder or any of the Company's directors, officers or employees has, directly or indirectly used funds or other assets of the Company, or made any promise or undertaking in such regard, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign; (c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; or (d) the establishment or maintenance of a secret or unrecorded fund; and there have been no false or fictitious entries made in the books or records of the Company.

            3.33  SECURITIES MATTERS.

                  (a) Each Shareholder has such knowledge and experience in financial and business matters and such experience in evaluating and investing in companies such as the Buyer as to be capable of evaluating the merits and risks of an investment in the TMP Shares. Each Shareholder has the financial ability to bear the economic risk of such Shareholder's investment in the TMP Shares being acquired by such Shareholder hereunder, has adequate means for providing for her current needs and contingencies and has no need for liquidity with respect to her investment in Buyer.

                  (b) Each Shareholder is acquiring the TMP Shares for investment for his/her own account, for investment purposes only, and not with the view to, or for resale in connection with, any distribution thereof. Each Shareholder understands that the TMP Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of various states, by reason of a specified exemption from the registration provisions thereunder which depends upon, among other things, the bona fide nature of the Shareholder's investment intent as expressed herein.

                  (c) Each Shareholder acknowledges that the TMP Shares must be held indefinitely unless they are subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. Each Shareholder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of the securities purchased in a private placement subject to the satisfaction of certain conditions including, among other things, the availability of certain current public information about Buyer and compliance with applicable requirements regarding the holding period and the amount of securities to be sold and the manner of sale.

                  (d) Each Shareholder has relied upon independent investigations made by such Shareholder or her representatives and is fully familiar with the business, results of operations, financial condition, prospects and other affairs of Buyer and realizes the TMP Shares are a speculative investment involving a high degree of risk for which there is no assurance of any return. Each Shareholder has, among other things, received and carefully reviewed (i) TMP's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and all amendments thereto, (ii) TMP's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2000 and June 30, 2000, and all amendments thereto, (iii) TMP's Proxy Statement filed April 20, 2000, (iv) TMP's Current Reports on Form 8-K dated January 4, 2000, January 11, 2000, June 30, 2000, July 12, 2000 and August 2, 2000, and all amendments thereto (the items referred to in (i) through (iv) are collectively referred to herein as the "Exchange Act Filings") and (v) all other information filed by TMP pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each Shareholder acknowledges that in connection with the transactions contemplated hereby, neither Buyer nor anyone acting on its behalf or any other person has made, and such Shareholder is not relying upon, any representations, statements or projections concerning Buyer, its present or projected results of operations, financial condition, prospects, present or future plans, acquisition plans, products and services, or the value of the TMP Shares or TMP's business or any other matter in relation to TMP's business or affairs. Each Shareholder has had an opportunity to discuss TMP's business, management, financial affairs and acquisition plans with its management, to review TMP's facilities, and to obtain such additional information concerning such Shareholder's investment in the TMP Shares in order for such Shareholder to evaluate its merits and risks, and such Shareholder has determined that the TMP Shares are a suitable investment for such Shareholder and that at this time such Shareholder could bear a complete loss of such Shareholder's investment.

                  (e) Each Shareholder is aware that no federal or state or other agency has passed upon or made any finding or determination concerning the fairness of the transactions contemplated by this Agreement and the Transaction Documents or the adequacy of the disclosure of the exhibits and schedules hereto or thereto and such Shareholder must forego the security, if any, that such a review would provide.

                  (f) Each Shareholder understands and acknowledges that neither the Internal Revenue Service nor any other tax authority has been asked to rule on the tax consequences of the transactions contemplated hereby or by the Transaction Documents and, accordingly, in making such Shareholder's decision to acquire the TMP Shares such Shareholder has relied upon the investigations of such Shareholder's own tax and business advisers in addition to such Shareholder's own independent investigations, and that such Shareholder and such Shareholder's advisers have fully considered all the tax consequences of such Shareholder's acquisition of the TMP Shares.

                  (g) Each Shareholder is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act by reason of being a natural person who had an individual income in excess of $200,000 in cash of the two most recent years and has a reasonable expectation of reaching the same income level in the current year. Each Shareholder understands that all certificates for the TMP Shares issued to such Shareholder shall bear a legend in substantially the following form:

            "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS."

            3.34 ACCOUNTING MATTERS. Neither the Company nor any Shareholder, nor, to the knowledge of the Company and the Shareholders, any of the Company's directors or officers, has taken any action or is aware of any facts or circumstances in respect of the Company or its accounting procedures which would have the effect of precluding accounting for the transactions contemplated by this Agreement and the Transaction Documents as a "pooling of interests." Except as set forth on SCHEDULE 3.34, since January 1, 1998, the Company has not issued, redeemed or purchased any Company Shares, bond or corporate security or otherwise altered its equity interests. No Shareholder has (i) since January 1, 1998 sold, transferred or assigned any securities of the Company or (ii) at any time in any way reduced its risk or committed to reduce its risk with respect to the Company Shares owned by such Shareholder or the TMP Shares to be acquired by such Shareholder hereunder, whether by entering into a put, collar, option, margin or other arrangement. Without in any way limiting the other provisions of this Section, the Company is autonomous and is not currently, and has not been since January 1, 1998, a division or subsidiary of another enterprise. The Company is independent of Buyer and, except as disclosed on SCHEDULE 3.34, between January 1, 1998 and the Closing Date, neither the Company nor any Shareholder owned any shares of TMP Common Stock. Except as disclosed on
SCHEDULE 3.34, since January 1, 1998: the Company has not: (a) in any way changed the equity interests of its securities or (b) disposed of significant assets, and any changes in equity interests, acquisitions of treasury securities or disposal of assets disclosed on SCHEDULE 3.34 were not in contemplation of the transactions contemplated by this Agreement. Any transactions or acquisitions of shares disclosed on SCHEDULE 3.34 were not in contemplation of the transactions contemplated by this Agreement.

            3.35 NO MISREPRESENTATION. None of the representations and warranties of the Company and the Shareholders set forth in this Agreement or any of the Transaction Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances in which they were made. To the knowledge of the Company and the Shareholders, there is no material fact or information which has not been disclosed to Buyer in writing which materially adversely affects or could reasonably be anticipated to materially adversely affect the business, condition (financial or otherwise), property or assets of the Company or the ability of the Company and the Shareholders to consummate the transactions contemplated hereby.


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

            As an inducement to the Company and the Shareholders to enter into and perform their respective obligations under this Agreement, Buyer hereby represents and warrants to the Company and the Shareholders as follows:

            4.1 ORGANIZATION AND GOOD STANDING; POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. The Buyer is duly licensed and qualified to do business and is in good standing as a foreign corporation in each other jurisdiction, which are all jurisdictions where the character of its business or the nature of its properties or assets makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified, licensed or in good standing would not individually or in the aggregate have a material adverse effect on the business, results of operations, financial condition or assets of the Buyer.

            4.2 AUTHORIZATION. The Buyer has full power and authority to execute and deliver this Agreement and any agreement, document, certificate or instrument being delivered pursuant to or in connection with the transactions contemplated by this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents, and the performance by the Buyer of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereunder and thereunder, have been duly authorized by the Buyer. This Agreement and the Transaction Documents have been duly executed and delivered by the Buyer and constitute the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally or by general principles of equity.

            4.3 NO VIOLATION. The execution, delivery and performance by Buyer of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and therein do not and will not:

                  (a) conflict with, result in the breach, modification, termination or violation of, or loss of any benefit under, constitute a default under, accelerate the performance required by, result in or give rise to a right to amend or modify the terms of, result in the creation of any Lien upon any assets or properties, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, indenture, contract, agreement, lease, license or other instrument or obligation of any kind or nature by which Buyer or any of its properties or assets may be bound or affected;

                  (b) conflict with, violate or result in any loss of benefit under, any permit, concession, franchise, order, judgment, writ, injunction, regulation, statute or decree; or

                  (c) conflict with or violate any provision of the Certificate of Incorporation or Bylaws, each as heretofore amended, of Buyer.

            4.4 NO CONSENT REQUIRED. No consent, approval, order or authorization of, or declaration, filing or registration with, any person, entity or governmental authority is required to be made or obtained by Buyer in connection with the authorization, execution, delivery or performance of this Agreement, the Transaction Documents or the transactions contemplated hereby.

            4.5 BUYER FILINGS. None of the Exchange Act Filings, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed to the Shareholders in writing, in materials filed by Buyer pursuant to the Securities Act or the Exchange Act, or set forth in press releases that have been made public by Buyer (including but not limited to those from time to time posted at or available through Nasdaq's website at HTTP://WWW.NASDAQ.COM), there has been no material adverse change in the financial condition of Buyer since March 31, 2000.

            4.6 ISSUANCE. The TMP Shares to be delivered by Buyer hereunder have been duly authorized and, when issued and delivered in accordance with the terms of this agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive rights, rights of first refusal or similar rights.


                                   ARTICLE V
                      PRE-CLOSING COVENANTS AND OTHER TERMS

            5.1 PUBLIC ANNOUNCEMENTS. Prior to the Closing, no party will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby without the prior consent of Buyer (in the case of the Company and the Shareholders) or the Company (in the case of Buyer), provided, however, that (i) nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by law, or the regulations of any government agency or the Nasdaq National Market in which case the party making such determination will, if practicable in the circumstances, use reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of its issuance; (ii) the Company and the Shareholders may disclose this Agreement and the Transaction Documents and the transactions contemplated hereby or thereby to third parties in connection with securing consents of such third parties and in connection with any permits, approvals, filings or consents required by law to be obtained; and (iii) Buyer may disclose this Agreement and the Transaction Documents and the transactions contemplated hereby or thereby to third parties in connection with securing consents of third parties and in connection with any permits, approvals, filings or consents required by law to be obtained. To the extent feasible, prior to the

Closing, all press releases or other announcements or notices regarding the transactions contemplated by this Agreement or the Transaction Documents shall be made jointly by the parties.

            5.2 INVESTIGATION BY BUYER. Prior to the Closing, the Shareholders and the Company will afford to the officers, attorneys, accountants or other authorized representatives of Buyer reasonable access during normal business hours to, and otherwise make available to Buyer, the offices, facilities, properties, files, documents, contracts, insurance policies, books and records of the Company so as to afford Buyer the opportunity to make such review, examination and investigation of the Company as Buyer may request and the Shareholders and the Company will cooperate with Buyer in connection with any permits, approvals, filings or consents required by law to be obtained. Buyer will be permitted to make extracts from or to make copies of such books and records as may be reasonably necessary. No investigation, review, study or examination by Buyer or its representatives shall offset, limit or diminish the scope of the representations and warranties of the Company and the Shareholders in this Agreement or reduce or limit the liability of the Company and the Shareholders for any breach thereof.

            5.3 CONDUCT OF BUSINESS. From the date hereof through the Closing, except as otherwise expressly provided for in this Agreement, the Company covenants and agrees that it will, and the Shareholders agree to cause the Company to, carry on the Company's business diligently, in the ordinary course and in substantially the same manner as such business has previously been carried out. Without limiting the foregoing or the other provisions of this Agreement, the Company and the Shareholders, jointly and severally, covenant and agree that:

                  (a) Except as otherwise expressly permitted in this Agreement, the Company will not (i) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of the Company's employees, consultants or contractors, (ii) pay or agree to pay any additional pension, retirement allowance or other employee benefit to any such employee, consultant or contractor whether past or present, (iii) enter into any new employment, severance, consulting, or other compensation agreement with any existing employee, consultant or contractor, (iv) hire or offer to hire any new employees, consultants or contractors, (v) pay any amount to or for the benefit of any Shareholder or any officer, employee, consultant, contractor or agent other than salaries at the rates set forth on SCHEDULE 3.18, except for (1) payments made in the ordinary course of business consistent with past custom or practice and (2) Shareholder distributions, as set forth on SCHEDULE 5.3, or
(vi) amend any existing or enter into any new Employee Benefit Plan.

                  (b) The Company will use its best efforts to keep available the services of its present employees, consultants and contractors and preserve the goodwill, reputation and present relationships of the Company with its suppliers, customers, licensors and others having business relations with the Company.

                  (c) The Company shall not create any obligation or liability (absolute or contingent) in excess of $1,000, except for current liabilities incurred in the ordinary course of business consistent with past custom and practice, obligations under contracts entered into in the ordinary course of business consistent with past custom and practice and expenses incurred in connection with this Agreement (including, without limitation, reasonable attorneys fees, accounting fees and fees payable to Roth Capital Partners, Inc.); provided, however, such expenses incurred in connection with this Agreement must be paid by the Company prior to the Closing in accordance with SECTION 10.6 hereof.

                  (d) The Company will (i) maintain its property and assets in good repair, order and condition (ordinary wear and tear excepted), (ii) maintain and keep in full force existing insurance, (iii) maintain the books and records in the usual, regular and ordinary manner on a basis consistent with past practices, and (iv) perform and comply with its contractual obligations, including without limitation obligations under Material Contracts and Permits. The Company shall not mortgage, hypothecate, grant Liens in or otherwise encumber its interest in the Leased Property, or sublease its interest in the Leased Property or amend any lease to which it is a party or by which it is bound.

                  (e) The Company shall not amend its Certificate of Incorporation or Bylaws.

                  (f) Except in the ordinary course of business consistent with past custom and practice or as otherwise expressly provided for in this Agreement, the Company shall not: (i) sell, lease, transfer or otherwise dispose of any of its properties or assets, including without limitation cash and cash equivalents, (ii) create or permit to exist any new Lien on any of its properties or assets, (iii) enter into any joint venture, partnership or other similar arrangement, (iv) accelerate or delay any service to be rendered to a customer of the Company in a manner inconsistent with past practices, (v) make any new commitments for capital expenditures, or (vi) enter into any commitment to borrow money.

                  (g) The Company shall duly and timely file all Tax Returns and information returns and pay all Taxes when due.

                  (h) The Company shall not undertake any action or fail to take any action that will result in a breach of the representations and warranties set forth in ARTICLE III hereof as if made on and as of the Closing Date.

                  (i) The Company will not declare or pay any dividend or make any other distribution to any shareholder with respect to the capital stock of the Company, will not purchase or redeem any of its shares of capital stock, will not issue rights or options to purchase or subscribe to any shares of its capital stock, issue or sell any shares of its capital stock or alter its equity interests.

                  (j) The Company will not grant any power of attorney.

                  (k) The Company and the Shareholders will promptly supply to Buyer copies of all litigation or legal proceedings pertaining in any way to the Company or the assets or business which may arise after the date hereof and will advise the Buyer promptly in writing of any threat of litigation or other legal proceedings pertaining thereto.

            5.4 NON-NEGOTIATION. In consideration of the substantial expenditure of time, effort and expense undertaken by Buyer in connection with its due diligence review and the preparation and execution of this Agreement and the Transaction Documents, the Company and the Shareholders jointly and severally agree that none of the Company, the Shareholders or any of their respective representatives, agents or employees will, after the execution of this Agreement until the earlier of (i) the termination of this Agreement, or (ii) the Closing, directly or indirectly, solicit, encourage, initiate, negotiate or discuss with any third party (including by way of furnishing any information concerning the Company) or permit the consummation of any acquisition proposal relating to or affecting the Company or any part of the Company, or any direct or indirect interests in the Company, whether by purchase of assets or stock, purchase of interests, business combination, merger or other transaction, and that the Company and the Shareholders will promptly advise Buyer of the terms of any communications the Company or any Shareholder may receive or become aware of relating to any bid for all or any part of any such interest in the Company.

            5.5 BEST EFFORTS. The Company and the Shareholders will each use their best efforts between the date hereof and the Closing to secure fulfillment of all of the conditions precedent to Buyer's obligations hereunder, and Buyer will use its best efforts between the date hereof and the Closing to secure fulfillment of all of the conditions precedent to the obligations of the Company and the Shareholders hereunder.

            5.6 SHAREHOLDER. The Shareholders will cause the Company to comply with the provisions of this ARTICLE V. The Shareholders further agree not to grant any power of attorney with respect to the Company Shares, the Company, or the Company's business or assets. No Shareholder will sell any Company Shares (except to Buyer pursuant to this Agreement) or in any way reduce prior to the Closing his risk or commit to reduce his risk with respect to Company Shares owned by such Shareholder or the TMP Shares to be acquired by such Shareholder hereunder, whether by entering into a put, collar, option, margin or other arrangement.

            5.7 CLOSING DATE FINANCIALS. SCHEDULE 3.8 shall be deemed amended to include the Closing Date Financials upon receipt thereof by the Buyer from the Company.


                                   ARTICLE VI
                       CONDITIONS PRECEDENT TO THE CLOSING

            6.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligations of Buyer under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived at the option of
Buyer:

                  (a) NO BREACH OF COVENANTS; TRUE AND CORRECT REPRESENTATIONS AND WARRANTIES. There shall have been no material breach by the Company or any Shareholder in the performance of any of their respective covenants herein to be performed by any or all of them in whole or in part prior to the Closing, and the representations and warranties of the Company and the Shareholders contained in this Agreement, if specifically qualified by materiality, shall be true and correct as of the Closing and, if not so qualified, shall be true and correct in all material respects as of the Closing, except for representations or warranties that are made by their terms as of a date specified by month, day and year, which shall be true and correct or true and correct in all material respects, as applicable, as of such specified date.

Buyer shall receive at the Closing a certificate dated and validly executed on behalf of the Company and the Shareholders certifying, in such detail as Buyer may reasonably require, the fulfillment of the foregoing conditions, and restating and reconfirming as of the Closing all of the covenants, representations and warranties of the Company and the Shareholders contained in this Agreement, specifying in detail the extent of any breaches thereof.

                  (b) DELIVERY OF DOCUMENTS. Buyer shall have received all documents and other items to be delivered under Section 7.2.

                  (c) NO LEGAL OBSTRUCTION. No suit, action or proceeding not disclosed in the Schedules to this Agreement by any person, entity or governmental agency shall be pending or threatened in writing, which if determined adverse to the Company, any Shareholder or Buyer's interests, could reasonably be expected to have a material adverse effect upon (i) the properties, assets, condition (financial or otherwise), operating results, employee, customer or supplier relations, business activities or business prospects of the Company, (ii) Buyer or its Affiliates, or (iii) the benefits to Buyer or its Affiliates of the transactions contemplated hereby. No injunction, restraining order or order of any nature shall have been issued by or be pending before any court of competent jurisdiction or any governmental agency challenging the validity or legality of the transactions contemplated hereby or restraining or prohibiting the consummation of such transactions or compelling Buyer to dispose of or discontinue or materially restrict the operations of a significant portion of the Company. All material permits, approvals, filings and consents required or advisable to be obtained or made, and all waiting periods required or contemplated to expire, prior to the consummation of the transactions contemplated hereby under applicable federal laws of the United States or applicable laws of any state or foreign country having jurisdiction over the transactions contemplated hereby shall have been obtained, made or expired, as the case may be (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), and all such Requisite Regulatory Approvals shall be in full force and effect.

                  (d) DAMAGE OR DESTRUCTION. From the date hereof until the Closing, there shall have been no material loss or destruction of any portion of the properties or assets of the Company, nor any institution or threat of any condemnation or other proceedings to acquire or limit the use of any of the properties or assets of the Company.

                  (e) NO MATERIAL ADVERSE CHANGE. From the date hereof until the Closing, there shall have been no material adverse change in the properties, assets, condition (financial or otherwise), operating results, employee, customer or supplier relations, business activities or business prospects of the Company and the Company shall not have lost any material customer (or, in the aggregate, any material portion of the Company's business).

                  (f) APPROVAL BY BUYER'S COUNSEL AND ACCOUNTANTS. All actions, proceedings, instruments and documents reasonably required to carry out this Agreement and all other related legal and accounting matters shall have been reasonably approved as to form and substance by counsel and accountants for Buyer.

                  (g) POOLING OF INTERESTS. Buyer shall be satisfied that the transactions contemplated hereby may be accounted for as a pooling of interests.

                  (h) SHAREHOLDER LOANS. Any and all loans from the Company to any Shareholder or any Affiliate of the Company shall have been repaid to the Company in full, and documentation evidencing such repayment, in form and substance satisfactory to Buyer, shall have been delivered to Buyer.

                  (i) LEASE(S). The leases entered into by the Company for the premises located at 1050 Chestnut Street Menlo Park, California, Suites 201 and 202, shall have been amended, if necessary, to the satisfaction of the Buyer in connection with the assumption of such leases by the Buyer.

            6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS. The obligations of the Company and the Shareholders under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived at the option of the Company and the
Shareholders:

                  (a) NO BREACH OF COVENANTS; TRUE AND CORRECT REPRESENTATIONS AND WARRANTIES. There shall have been no material breach by Buyer in the performance of any of the covenants herein to be performed by it in whole or in part prior to the Closing, and the representations and warranties of Buyer contained in this Agreement, if specifically qualified by materiality, shall be true and correct as of the Closing and, if not so qualified, shall be true and correct in all material respects as of the Closing, except for representations or warranties that are made by their terms as of a date specified by month, day and year, which shall be true and correct or true and correct in all material respects, as applicable, as of such specified date. The Company and the Shareholders shall receive at the Closing a certificate dated as of the Closing and executed on behalf of Buyer, certifying in such detail as the Company and the Shareholders may reasonably require, the fulfillment of the foregoing conditions, and restating and reconfirming as of the Closing all of the covenants, representations and warranties of Buyer contained in this Agreement, specifying in detail the extent of any breaches thereof.

                  (b) DELIVERY OF DOCUMENTS. The Company and the Shareholders shall have received all documents and other items to be delivered by Buyer under
Section 7.3.

                  (c) NO LEGAL OBSTRUCTION. No suit, action or proceeding not disclosed in this Agreement by any person, entity or governmental agency shall be pending or threatened in writing, which if determined adverse to the Buyer, could reasonably be expected to have a material adverse effect upon (i) the Buyer or (ii) the benefits to the Company or the Shareholders of the transactions contemplated hereby. No injunction, restraining order or order of any nature shall have been issued by or be pending before any court of competent jurisdiction or any governmental agency challenging the validity or legality of the transactions contemplated hereby or restraining or prohibiting the consummation of such transactions or compelling the disposition of or discontinue or materially restrict the operations of a significant portion of the Buyer. All material permits, approvals, filings and consents required or advisable to be obtained or made, and all waiting periods required or contemplated to expire, prior to the consummation of the transactions contemplated hereby under applicable federal laws of the United States or applicable laws of any state or foreign country having jurisdiction over the transactions contemplated hereby shall have been obtained, made or expired, as the case may be, and all such Requisite Regulatory Approvals shall be in full force and effect.

                  (d) APPROVAL BY COUNSEL AND ACCOUNTANTS. All actions, proceedings, instruments and documents reasonably required to carry out this Agreement and all other related legal and accounting matters shall have been reasonably approved as to form and substance by counsel and accountants for the Company and the Shareholders.

                  (e) NO MATERIAL ADVERSE CHANGE. From the date hereof until the Closing, there shall have been no material adverse change in the properties, assets, condition (financial or otherwise), operating results, employee, customer or supplier relations, business activities or business prospects of Buyer.


                                  ARTICLE VII
                                     CLOSING

            7.1 CLOSING. The consummation of the transactions that are the subject of this Agreement are being closed (the "Closing") at the office of Buyer, 622 3rd Avenue, 39th Floor, New York, NY 10017 no later than the third business day after the satisfaction or waiver of the conditions to the parties' obligations set forth in ARTICLE VI hereof (other than the delivery of certificates and opinions contemplated to be delivered at the Closing, which shall be delivered at the Closing) or at such other time or place as the parties may mutually agree (the "Closing Date"). In the event that the transactions contemplated hereby have not closed on or before September 30, 2000, and (i) on such date the Company and the Shareholders on the one hand or Buyer on the other is ready, willing and able to satisfy the conditions precedent to Closing of the other party or parties (the "Ready Party"), and the other party or parties is or are not so ready, willing and able, or (ii) the conditions to a party's obligations set forth in ARTICLE VI hereof are not satisfied (except as a result of a material default or breach of this Agreement by such party) (the "Specified Party"), then the Ready Party or Specified Party may, in addition to any other remedies it may have, terminate this Agreement upon written notice to the others without liability to such other parties.

            7.2 DELIVERIES BY THE COMPANY AND THE SHAREHOLDER. At the Closing, the Company and the Shareholders shall deliver or cause to be delivered to
Buyer:

                  (a) STOCK CERTIFICATES AND INSTRUMENTS OF CONVEYANCE. Certificates for all of the Company Shares, accompanied by stock powers duly executed in blank, with all necessary stock transfer and other documentary stamps attached;

                  (b) CONSENTS. Copies of all written consents required to be obtained by the Company or any Shareholder in connection with the transactions contemplated by this Agreement and the Transaction Documents, if any, in form and substance reasonably satisfactory to Buyer;

                  (c) OPINION OF COUNSEL. An opinion of counsel for the Company and the Shareholders, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer;

                  (d) CORPORATE DOCUMENTS. The Certificate of Incorporation of the Company, as heretofore amended, certified by an appropriate official of its jurisdiction of incorporation as being in effect as of a recent date, and the Company's Certificate of Incorporation and Bylaws certified by an appropriate officer of the Company as in effect at the Closing;

                  (e) CERTIFICATES OF GOOD STANDING AND TAX CLEARANCE. Certificates of good standing and tax clearance, dated as of a recent date, issued by an appropriate official of each of the state of California and of each other jurisdiction in which the Company is qualified to do business;

                  (f) RESOLUTIONS. A copy of the resolutions of the Board of Directors of the Company and of the Shareholders certified by the secretary of the Company as having been duly and validly adopted and in full force and effect as of the Closing Date authorizing execution and delivery of this Agreement and the Transaction Documents and performance, and the appointment and elections of officers and directors of the Company nominated by Buyer, and consummation of the transactions contemplated hereby and thereby by the Company;

                  (g) RESIGNATIONS. Resignations of all of the directors and officers of the Company, effective as of the Closing;

                  (h) LIEN SEARCHES. Such lien searches and such other instruments showing that there were no financing statements, judgments, taxes or other Liens outstanding against the Company or any of its assets or properties as of the Closing Date or a date that is not more than ten days prior to the Closing Date;

                  (i) TERMINATION OF SHAREHOLDERS' AGREEMENT. The Buyer shall have received the unanimous written consent of each of the parties to the Shareholders' Agreement dated March 19, 1998, as amended, terminating such Agreement pursuant to Section 6.1(a) thereto effective as of the date immediately prior to the Closing Date; and

                  (j) OTHER DOCUMENTS. Such other documents and instruments as Buyer or its counsel or accountants reasonably shall deem necessary to consummate the transactions contemplated hereby.

                  All documents delivered to Buyer shall be in form and substance reasonably satisfactory to counsel and accountants for Buyer.

            7.3 DELIVERIES BY BUYER. At the Closing, Buyer will deliver to the Company and/or the Shareholders, simultaneously with delivery of the items referred to in Section 7.2 above:

                  (a) TMP SHARES. Certificates representing the TMP Shares being issued to the Shareholders (or the permitted designees set forth on SCHEDULE 2.1), issued in the name of the Shareholders, pro-rata in accordance with the percentages set forth on SCHEDULE A or a letter to Bank of New York, as transfer agent and registrar to Buyer, authorizing such issuance; and

                  (b) OTHER DOCUMENTS. Such other documents and instruments as the Company, the Shareholders or their counsel or accountants reasonably shall deem necessary to consummate the transactions contemplated hereby.

                        All documents delivered to the Company and/or the Shareholders shall be in form and substance reasonably satisfactory to counsel for the Company and the Shareholder.


                                  ARTICLE VIII
                                OTHER AGREEMENTS

            8.1   NONCOMPETITION; NONSOLICITATION AND CONFIDENTIALITY.

                  (a) NONCOMPETITION. Each Shareholder acknowledges that it has extensive knowledge and a unique understanding of the business of the Company, has been directly involved with the establishment and continued development of the Company's customer relations and has had access to all of the proprietary and confidential information used in the business of the Company. Each Shareholder further acknowledges that if she or any of her Affiliates were to compete with the Company or Buyer in such business following the Closing, great harm would come to Buyer thereby destroying any value associated with the purchase of the Company and the goodwill of the Company. In furtherance of the sale of the Company Shares to Buyer hereunder by virtue of the transactions contemplated hereby and to more effectively protect the value of the Company so sold, each Shareholder covenants and agrees that, for a period beginning on the Closing Date and ending on the date which is three years after the date such Shareholder ceases to be employed by the Company, Buyer or an Affiliate of Buyer (the "Term"), such Shareholder shall not, and such Shareholder shall cause her Affiliates not to, directly or indirectly, as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage in the Business anywhere in or into the United States (the "Territory"), other than on behalf of and as an employee of the Company, the Buyer or an Affiliate of the Buyer. Notwithstanding the foregoing, nothing contained in this Section 8.1(a) shall prohibit a Shareholder or its respective Affiliates from (i) owning not more than an aggregate of one percent (1%) of any class of stock of any company which is listed on a national securities exchange or traded in the over-the-counter market and which is engaged in the Business, (ii) being employed in the human resources department of a company that is not engaged in the Business, (iii) acting as a consultant to the human resources department of a company that is not engaged in the Business, provided that such Shareholder is acting in her individual capacity and not in concert with other persons performing similar consulting services, whether pursuant to a business enterprise or otherwise, and provided, further, that such consulting services are not being rendered for the purpose of assisting the third party to engage in the Business, and (iv) being employed by or providing services to PaperFly Corporation (the "PaperFly"), provided that PaperFly does not engage in the Business. Each Shareholder acknowledges that the covenants contained in this ARTICLE VIII are essential conditions for Buyer entering into this Agreement without which

Buyer would not have entered into this Agreement or have paid the consideration payable by it. Each Shareholder acknowledges that the restrictions set forth herein are reasonable, valid and necessary for the protection of the legitimate interest of Buyer and the Company.

                  (b) NONSOLICITATION. Without limiting the provisions of
Section 8.1(a) hereof, each Shareholder agrees that, during the Term, neither such Shareholder nor her respective Affiliates will, directly or indirectly, as employee, agent, consultant principal or otherwise (i) solicit any Business from or in any way transact or seek to transact any Business with or otherwise seek to influence or alter the relationship between the Company or any of its Affiliates with any person or entity to whom the Company or any of its Affiliates provided services or to whom the Company or any of its Affiliates made a presentation at any time during the one year period preceding the date such Shareholder ceases to be employed by the Company, Buyer or an Affiliate of Buyer, or (ii) solicit for employment or other services or otherwise seek to influence or alter the relationship between the Company or any of its Affiliates of any person who is or was an employee of the Company or any of its Affiliates at any time during the one year period preceding the date such Shareholder ceases to be employed by the Company, Buyer or an Affiliate of Buyer, other than on behalf of and as an employee of the Company, Buyer or an Affiliate of Buyer; provided, however, if Joann Bianchi remains employed with the Company, Buyer or an Affiliate of Buyer during the 90 business day period following the Closing Date, and is contemporaneously during such 90 day period or subsequently, employed as employee, agent, consultant principal or otherwise, by PaperFly, the Shareholders or their respective Affiliates, the Shareholders shall not be in breach of this Section 8.1(b).

                  (c) CONFIDENTIALITY. After the Closing, each Shareholder and its Affiliates shall strictly maintain the confidentiality of all information, documents and materials relating to the Company or the transactions contemplated by this Agreement, including without limitation the existence of the Agreement and the terms thereof, except to the extent disclosure of any such information is required by law or authorized by Buyer or reasonably occurs in connection with disputes over the terms of this Agreement. In the event that such Shareholder reasonably believes after consultation with counsel that it is required by law to disclose any confidential information described in this
Section 8.1(c), such Shareholder will (i) provide Buyer with prompt notice before such disclosure in order that Buyer may attempt to obtain a protective order or other assurance that confidential treatment will be accorded to confidential information, and (ii) cooperate with Buyer in attempting to obtain such order or assurance. The provisions of this Section 8.1(c) shall not apply to any information, documents or materials which (a) is or becomes available to the public generally (other than as a result of a disclosure by a Shareholder or one of her representatives), or (b) which are in the public domain or shall come into the public domain, other than by reason of default by such Shareholder or any of its Affiliates of this Agreement or becomes known in the industry through no wrongful act on the part of such Shareholder or any of its Affiliates.

                  (d) REMEDIES. Without limiting the right of Buyer to pursue all other legal and equitable rights available to it, including without limitation, damages for the actual or threatened violation of this Section 8.1 by any Shareholder or any of its Affiliates, it is agreed that other remedies cannot fully compensate Buyer for such a violation and that Buyer shall be entitled to injunctive relief and/or specific performance to prevent violation or continuing violation thereof, without bond and without the necessity of showing actual monetary damages.

It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Section 8.1, any term, restriction, covenant or promise in this Section 8.1 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

            8.2 TRADING PROHIBITION. The Company and each Shareholder hereby acknowledge that the transactions contemplated hereby and information disclosed and to be disclosed to the Company, such Shareholder and their representatives may, from time to time, constitute or include material non-public information concerning Buyer. The Company and each Shareholder acknowledge that they are aware, and that they have advised and will continue to advise all employees and representatives of the Company or any Shareholder to whom the existence of this transaction or any such information has been or may be disclosed that (i) the federal securities laws may prohibit a person who has material, non-public information from purchasing or selling securities of any company to which such information relates and (ii) material non-public information shall not be communicated to any other person except as expressly permitted by this Agreement. Between the date of this Agreement and the Closing neither the Company nor any Shareholder (nor any trustees or beneficiaries of the Shareholder) will acquire any shares of common stock, $.001 par value per share, of Buyer, except that the Shareholders may acquire the TMP Shares at Closing as contemplated herein. Each Shareholder will not, and it will cause any of its trustees and beneficiaries not to, in any way sell, transfer or assign any Company Shares owned by any Shareholder or the TMP Shares to be acquired by any Shareholder hereunder, or reduce his risk or commit to reduce his risk with respect to the Company Shares owned by any Shareholder or TMP Shares to be acquired by any Shareholder hereunder, whether by entering into a put, collar, option, margin or other arrangement, until, in the case of TMP Shares, after the filing with the SEC (as defined in Section 8.5) of financial results of Buyer covering at least 30 days of post-Closing combined operations of Buyer and the Company, except for the sale of Company Shares to Buyer as contemplated hereunder.

            8.3 SURVIVAL OF REPRESENTATION AND WARRANTIES. All of the representations and warranties set forth in this Agreement or in any of the Transaction Documents shall survive the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation, inquiry or examination made for or on behalf of or any knowledge of Buyer, the Company or any Shareholder or any of their respective Affiliates, officers, directors, employees, agents, or representatives or the acceptance by any of them of any certificate or opinion for the applicable period of time set forth in the following sentences. Any representations, warranties or portions thereof the breach of or misrepresentation with respect to which would be expected to be encountered or discerned in Buyer's audit of the financial statements containing combined operations of Buyer and the Company for the fiscal year in which the Closing occurs shall survive until the date Buyer's independent certified public accountants issue their final report and opinion on such audit. Any other representations, warranties or portions thereof shall survive for a period of one year after Closing. The covenants set forth in Sections 9.1 (iv) and 9.2
(iii) shall for purposes of this Section 8.3 be deemed a representation and warranty and shall be subject to the applicable survival periods described above.

            8.4 COOPERATION AFTER THE CLOSING. Buyer, the Company and the Shareholders will, at any time, and from time to time, after the Closing Date, execute and deliver such further instruments of conveyance and transfer and take such additional action as may be reasonably necessary to effect, consummate, confirm or evidence the transactions contemplated by this Agreement and the Transaction Documents. Without limiting the other obligations of the Shareholders hereunder, the Shareholders agree that, after the Closing, the Shareholders shall provide reasonable cooperation and assistance to Buyer or the Company, at Buyer's or the Company's sole cost and expense, with respect to any matters, disputes, suits or claims by or against any person not a party to this Agreement.

            8.5   REGISTRATION OF TMP SHARES.

                  (a) REGISTRATION. Buyer shall, for the benefit of the Shareholders, at Buyer's expense, (x) use its best efforts to cause to be filed within 120 days after the Closing Date with the Securities and Exchange Commission (the "SEC") a resale registration statement on any appropriate form (the "Registration Statement") to register the TMP Shares held by the Shareholders, (y) use commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act of 1933, as amended (the "Securities Act") by the SEC as soon thereafter as practicable and (z) use commercially reasonable efforts to keep such Registration Statement effective until the first anniversary of the Closing Date, in each case subject to Buyer obtaining the necessary accountants' consents and its ability to comply with applicable securities laws (including those pertaining to the applicable registration form) and applicable confidentiality agreements. The Shareholders, hereby agree to furnish to Buyer all information with respect to the Shareholders necessary to make the disclosure in the Registration Statement with respect to the Shareholders not materially misleading. Buyer further agrees, if necessary, to supplement or amend the Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by Buyer for such Registration Statement or by the Securities Act or by any other rules and regulations thereunder for resale registrations, in each case subject to Buyer obtaining the necessary accountants' consents and its ability to comply with applicable securities laws (including those pertaining to the applicable registration form) and applicable confidentiality agreements.

                  (b) DISPOSITION OF TMP SHARES. Notwithstanding the foregoing, the Shareholders agree that upon Buyer's notice at any time or from time to time during the time a prospectus relating to the TMP Shares proposed to be sold by the Shareholders is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Shareholders will forthwith discontinue their disposition of TMP Shares pursuant to the Registration Statement until the time of the effectiveness of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such TMP Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                  (c) NOTICE. The Shareholders agree that they will give Buyer three business days notice in writing prior to any proposed utilisation of the Registration Statement specifying the proposed number of shares of TMP Common Stock to be sold and the proposed date of sale (which date shall be no more than ten days from the date of notice) and also specifying the proposed manner of sale. Such notice to be given by facsimile transmission for the attention of Myron Olesnyckyj, Esq., telecopy number (212) 940-3908. Buyer must, if it wishes to prevent any Shareholder from using the Registration Statement, give notice to such effect to such Shareholder by the expiration of such five business day period (or three business day period, if applicable). To the extent that any sale is not consummated within seven days of the proposed date of sale indicated in the original notice from any Shareholder, any proposed sale utilising the Registration Statement shall once again be subject to the provisions of Section 8.5(b) and this Section 8.5(c).

            8.6   TAX MATTERS.

                  (a) TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. The Shareholders shall be responsible for the preparation of the Tax Returns of the Company for all taxable periods ending on or prior to the Closing Date. Such Tax Returns, together with all work papers and schedules related thereto, shall be delivered to Buyer for its review and acceptance no later than thirty (30) days prior to the earlier of (i) the date on which Buyer anticipates that Buyer's independent certified public accountants will issue their final report and opinion with respect to Buyer's audit of the financial statements containing combined operations of Buyer and the Company for the fiscal year in which the Closing occurs and (ii) the filing of such returns, and shall be prepared in a manner consistent with prior practice unless otherwise required by applicable laws.

                  (b) TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Company for all periods which begin on or prior to the Closing Date and end after the Closing Date.

                  (c) PRE-CLOSING PERIOD/POST-CLOSING PERIOD. For purposes of this Agreement, the allocation of Taxes for a straddle period between the period prior to the Closing Date (the "Pre-Closing Period") and the period after the Closing Date (the "Post-Closing Period") shall be made on the basis of an interim Closing of the books as of the end of the Closing Date; (b) any Tax resulting from any transaction undertaken pursuant to or contemplated by this Agreement is attributable to the Pre-Closing Period; and (c) any franchise Taxes based on capitalization, debt or shares of stock authorized, issued and outstanding and AD VALOREM Taxes, attributable to a Straddle Period, the portion of such Taxes attributable to the Pre-Closing Period shall be the pro rata portion of the amount of such Taxes based on the number of days in the period ending on the Closing Date.

                  (d) NOTIFICATION. Buyer and the Shareholders shall promptly notify each other in writing of any notice of any Tax audits of or assessments against the Company for any Pre-Closing Periods. The failure of one party to notify the other party of any such audit or assessment shall not relieve the other party of its indemnification obligations under this Agreement except to the extent any such failure actually prejudices the defense of any Tax claim. The Shareholders shall, at their sole expense and in their reasonable discretion, either settle any Tax claim with respect to any Tax assessed directly against the Shareholders for any Pre-Closing Period at such time and on such terms as they shall deem appropriate or assume the entire defense thereof; PROVIDED, HOWEVER, that the Shareholders shall in no event take any position in such settlement or defense that subjects Buyer or any affiliate thereof, or the Company, to any civil fraud or any civil or criminal penalty. Notwithstanding the foregoing, the Shareholders shall not settle any Tax claim without the prior written consent of Buyer, which prior written consent shall not be unreasonably withheld, to any change in the treatment of any item which would, in any manner whatsoever, increase the Tax liability of Buyer or the Company for any Post-Closing Period. Except as set forth in this Section 8.6(d), the Shareholders shall not file or cause to be filed any amended Tax Return for a Pre-Closing Period on behalf of the Company without the prior written consent of Buyer.

                  (e) ACCESS TO INFORMATION. For the purposes of this Section 8.6, the Company and the Buyer agree that, the Shareholders (including their legal advisors and accountants) shall be entitled to make such examinations of the books and records of the Company as reasonably requested for the purposes of preparing or filing Tax returns and settling any Tax claim, and to make extracts and copies of such books and records. Any such examination shall be conducted during regular business hours and under reasonable circumstances, and the Buyers shall cooperate, and shall cause the Company to cooperate, fully therein.


                                   ARTICLE IX
                                 INDEMNIFICATION

            9.1 INDEMNIFICATION BY THE SHAREHOLDERS. From and after the Closing, the Shareholders agrees to indemnify, defend and save Buyer and its Affiliates, and each of their respective officers, directors, employees or agents (each, an "Indemnified Buyer Party"), harmless from and against, and to promptly pay to an Indemnified Buyer Party or reimburse an Indemnified Buyer Party for, any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interest, fines, penalties, actual or punitive damages or costs or expenses of any and all investigations, proceedings, judgments, environmental analyses, remediations, settlements and compromises (including reasonable fees and expenses of attorneys, accountants and other experts incurred by any indemnified party in any action or proceeding between such indemnified party and the indemnitor or between any indemnified party and any third party or otherwise) (individually a "Loss" and collectively, the "Losses") sustained or incurred by any Buyer Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of (i) any misrepresentation or breach of a representation or warranty made herein by the Company or any Shareholder, (ii) any non-compliance with or breach by the Company or any Shareholder, or any Affiliate of the Company or any Shareholder, of any of their respective covenants or agreements contained in this Agreement or the Transaction Documents to be performed by the Company, any Shareholder, or any Affiliate of the Company or any Shareholder, (iii) any allegations by a third party that is not an Indemnified Buyer Party which, if true, would constitute a misrepresentation or breach of a representation or warranty made herein by the Company or any Shareholder or non-compliance with or breach by the Company or any Shareholder, or any Affiliate of the Company or any Shareholder of any of their respective covenants or agreements contained in this Agreement or the Transaction Documents to be performed by any Shareholder, the Company or any or their respective Affiliates, (iv) any failure to obtain the consents set forth on SCHEDULE 3.7 hereto or (v) any obligation or liability, contingent or otherwise, of the Company or any Shareholder for brokers' or finders' fees or commissions in connection with the transactions contemplated by this Agreement or the Transaction Documents.

            9.2 INDEMNIFICATION BY BUYER. From and after the Closing, Buyer agrees to indemnify, defend and save the Shareholders and its Affiliates, and each of their respective officers, directors, employees, agents, Employee Benefit Plans and fiduciaries, plan administrators or other parties dealing with such plans (each, an "Indemnified Seller Party") harmless from and against, and to promptly pay to an Indemnified Seller Party or reimburse an Indemnified Seller Party for, any and all Losses sustained or incurred by any Seller Indemnified

Party relating to, resulting from, arising out of or otherwise by virtue of (i) any misrepresentation or breach of a representation or warranty made herein by Buyer, (ii) any non-compliance with or breach by Buyer or any Affiliate of Buyer of any of the covenants or agreements contained in this Agreement or the Transaction Documents to be performed by Buyer or any of its Affiliates, (iii) any allegations by a third party that is not an Indemnified Seller Party which, if true, would constitute a misrepresentation or breach of a representation or warranty made herein by the Buyer or non-compliance with or breach by the Buyer, or any Affiliate of the Buyer of any of their respective covenants or agreements contained in this Agreement or the Transaction Documents to be performed by the Buyer, or any or its respective Affiliates or (iv) any obligation or liability, contingent or otherwise, of Buyer for brokers' or finders' fees or commissions in connection with the transactions contemplated by this Agreement or the Transaction Documents

            9.3 PROCEDURE FOR INDEMNIFICATION. The following procedure shall apply to the foregoing agreements to indemnify and hold harmless:

                  (a) The party who is seeking indemnification (the "Claimant") shall give written notice to the party from whom indemnification is sought (the "Indemnitor") promptly after the Claimant learns of the claim or proceeding, provided that the failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it is actually damaged thereby.

                  (b) With respect to any third-party claims or proceedings as to which the Claimant is entitled to indemnification, the Indemnitor shall have the right to select and employ counsel of its own choosing to defend against any such claim or proceeding, to assume control of the defense of such claim or proceeding, and to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding. The Claimant may elect to participate in the defense of any such third party claim at its sole expense, and may, at its sole expense, retain separate counsel in connection therewith. Subject to the foregoing (i) the Claimant shall not settle or compromise any such third party claim without the prior written consent of the Indemnitor and (ii) the Indemnitor shall not settle or compromise any such third party claim without the prior written consent of the Claimant, in each case of (i) and (ii) which consent shall not be unreasonably withheld.

            9.4   LIMITATION ON INDEMNIFICATION RIGHTS.

                  (a) Subject to the provisions of Sections 9.4(b) and 9.4(c) below it is understood and agreed that no claim for recovery of indemnifiable damages may be asserted based on a representation, warranty or applicable portion thereof set forth in this Agreement or the Transaction Documents after it has been extinguished in accordance with Section 8.3 hereof. The date on which a claim would be extinguished in accordance with Section 8.3 but for the provisions of this Section 9.4 is sometimes referred to as the "Expiration Date" of such claim.

                  (b) In order to ensure that the transactions contemplated by this Agreement and the Transactions Documents qualify for treatment as a pooling of interests, the parties agree that any dispute, disagreement or controversy between any party relating to a warranty or representation or applicable portion thereof set forth in this Agreement or Transaction Documents that is not resolved by the applicable Expiration Date shall promptly be submitted to the American Arbitration Association to be resolved by binding arbitration in accordance with their rules. The place of arbitration shall be New York, New York. The arbitration tribunal shall be composed of three arbitrators, one of which shall be appointed by Buyer within ten business days of the applicable Expiration Date and one of whom shall be appointed by the other party or parties to the dispute, disagreement or controversy within ten business days of the applicable Expiration Date and one of whom shall be appointed by such two arbitrators within 15 business days of the applicable Expiration Date. The arbitrators will be directed to and shall resolve such dispute, disagreement or controversy on the basis of the information provided to them or soon as practicable and, in any event, by the applicable Expiration Date.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, neither the Indemnified Buyer Parties, on the one hand, nor the Indemnified Seller Parties, on the other hand, shall be entitled to be indemnified pursuant to Section 9.1, Section 9.2 or any other provision hereof unless and until the aggregate of all Losses incurred by Indemnified Buyer Parties or the Indemnified Seller Parties, as the case may be, exceeds $100,000 ("Basket"), at which time the indemnifying party shall be obligated to indemnify the indemnified party for all Losses and not merely Losses in excess of such $100,000; provided, however, that the Basket shall not be applicable, and the Shareholders shall be required to pay the entire amount of all Losses with respect to (i) accounts receivables from Break Through Software, Inc., Creditland, Inc. and Informative, Inc., as set forth on SCHEDULE 3.15, and (ii) any taxes indicated on the document to be delivered pursuant to Section 7.2(e). In the event that the Indemnified Buyer Parties are indemnified by the Shareholders for any Losses resulting from clauses (i) and (ii) above, the Indemnified Buyer Parties shall release any and all claims to such Losses thereunder. Notwithstanding anything to the contrary contained in this Agreement, the indemnification obligations of the Shareholders under Section 9.1 hereof shall not exceed $24,000,000 (the "Shareholders' Cap"); provided, however, that the Shareholders' Cap shall not be applicable, and the Shareholders shall be required to pay the entire amount of all Losses with respect to which indemnification is provided hereunder, in the event that any claim for indemnification shall be based upon or attributable to, or shall result from, the breach of the representations and warranties set forth in Sections 3.2, 3.5, 3.7, 3.17, 3.25, 3.27 and 3.33 hereof.

                  (d) The Shareholders shall be entitled, at their sole option, to satisfy their indemnification obligations to the Indemnified Buyer Parties under Section 9.1 hereof by surrendering that number of shares of TMP Common Stock obtained by dividing (i) the amount of such indemnification obligation by
(ii) the Stated Price.

            9.5 WAIVER OF CLAIMS. Without in any way limiting the obligations of the Shareholders under this Agreement, each Shareholder hereby expressly and irrevocably waives any rights of contribution, subrogation, recoupment, counterclaim, set-off or indemnification that such Shareholder may have against the Company.

            9.6 SOLE REMEDY FOR DAMAGES. Subject to the provisions of the next sentence of this Section 9.6, the indemnification obligations of the parties set forth in this ARTICLE

IX shall constitute the sole and exclusive remedy of the parties for the recovery of money damages with respect to any and all matters arising out of this Agreement. Notwithstanding the foregoing, the terms of this Section 9.6 shall not be construed as limiting in any way whatsoever any remedy to which any party may be entitled other than the recovery of money damages, including but not limited to equitable remedies, specific performance, injunctive relief and rescission.


                                   ARTICLE X
                                  MISCELLANEOUS

            10.1 NOTICES, CONSENTS, ETC. Any notices, consents or other communication required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) delivered by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (c) delivered by courier, at the addresses as set forth below or at such other addresses as may be furnished in writing. All such notices and communications shall be deemed received upon the actual delivery thereof in accordance with the foregoing.

                  (a) If to the Shareholders:

                  c/o   Abha Singhvi
                        1148 Village Drive
                        Belmont, California 94002

                        and

                        Kaajal Narain
                        18596 Arbolado Way
                        Saratoga, California 95070

                  (b) If to the Company (prior to the Closing):

                  Stratascape, Inc.
                  1050 Chestnut Street
                  Suite 201
                  Menlo Park, California 94025
                  Attn: Kaajal Narain

                  If prior to the Closing, with a copy to:

                  Squire, Sanders & Dempsey L.L.P.
                  Two Renaissance Square, Suite 2700
                  40 North Central Ave.
                  Phoenix, Arizona 85004
                  Attn: Gregory R. Hall, Esq.

                  If to Buyer or, after the Closing, the Company:

                  TMP Worldwide Inc.
                  622 3rd Avenue
                  39th Floor
                  New York, New York 10017
                  Attn: Andrew J. McKelvey

                        with copies to:

                  TMP Worldwide Inc.
                  622 Third Avenue
                  39th Floor
                  New York, New York 10017
                  Attn:  Myron Olesnyckyj, Esq.

            10.2 SEVERABILITY. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision which shall remain in full force and effect and be enforceable to the fullest extent permitted by law.

            10.3 AMENDMENT AND WAIVER. This Agreement may not be amended orally. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

            10.4 DOCUMENTS. Each party will execute all documents and take such other actions as any other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Agreement.

            10.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

            10.6 EXPENSES. Subject to the prior approval of Buyer, which approval shall not be unreasonably withheld, the Company may pay, prior to Closing, all reasonable costs and expenses incurred or to be incurred by the Shareholders and/or the Company in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement and the Transaction Documents, including without limitation legal and accounting fees and expenses and fees and expenses relating to the preparation of the Financial Statements, and the Shareholders and the Company agree that such costs and expenses shall be deemed obligations of the Company for purposes of the Financial Statements.

            10.7 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of New York, without giving effect to provisions thereof regarding conflicts of law.

            10.8 HEADINGS. The subject headings of Articles and Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.


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

            10.9 ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by the Shareholders in any manner whatsoever, whether directly or by operation of law or otherwise, without the prior written consent of Buyer.

            10.10 DEFINITIONS. For purposes of this Agreement, the following terms have the meaning set forth below:

                  "AFFILIATE" shall have the meaning ascribed to that term in Rule 405 of the Securities Act of 1933, as amended.

                  "BUSINESS" shall mean the provision of services and products relating to human capital management, including, but not limited to finding, assessing and selecting individuals to fill permanent and temporary positions.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "GAAP" means United States generally accepted accounting principles as of the date hereof.

                  "LIENS" means any liens, claims, mortgages, charges, security interests, pledges or other encumbrances or adverse claims or interests of any nature.

                  "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" with respect to a party shall mean an event, change or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such party and its subsidiaries, if any, taken as a whole or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

                  "PERSON" means any Shareholder, individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, regulatory body or other entity.

                  "PLAN AFFILIATE" means any person or entity with which the Company constitutes all or part of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, as each of those terms is defined in Section 414 of the Code.

                  "TAX" and "TAXES" includes any federal, state, local or foreign income, gross receipts, capital, franchise, import, goods and services, value added, sales and use, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental,


                                      -41-
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customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a Shareholder of any Affiliated Group, as defined in Section 1504 of the Code (or being included (or required to be included) in any Tax Return relating thereto).

                  "TAX RETURNS" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting Schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

            10.11 ENTIRE AGREEMENT. This Agreement, the Transaction Documents, and the documents, schedules and exhibits described herein or attached or delivered pursuant hereto and the Confidentiality Agreement executed by Buyer and the Company as of June 28, 2000, (the "Confidentiality Agreement") collectively constitute the sole and only agreement among the parties with respect to the subject matter hereof. Any agreements, representations or documentation respecting the transactions contemplated by this Agreement, including without limitation, the Letter Agreement, dated August 2, 2000, between Buyer and the Company, and any correspondence, discussions or course of dealing which are not expressly set forth in this Agreement, the Transaction Documents, or the documents, schedules and exhibits described herein or attached or delivered pursuant hereto or are null and void, it being understood that no party has relied on any representation not set forth in this Agreement, the Transaction Documents or the documents, schedules and exhibits described herein or attached or delivered pursuant hereto. It is expressly understood and agreed that upon Closing, the Confidentiality Agreement shall automatically be rendered null and void to the same extent as if it were never executed.

            10.12 THIRD PARTIES. Except as expressly set forth in ARTICLE VIII or IX of this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Agreement and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

            10.13 INTERPRETATIVE MATTERS. Unless the context otherwise requires,
(a) all references to Articles, Sections or Schedules are to Articles, Sections or Schedules in this Agreement, and (b) words in the singular or plural include the singular and plural, pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (d) the term "including" shall mean by way of example and not by way of limitation.

            10.14 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.


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

            10.15 DEFAULT. The mere lapse of time for performing any obligation or covenant contained herein shall serve to put the party who is obliged to perform or fulfill such obligation or covenant in default, without any notice or demand being required therefor.



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

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                    TMP WORLDWIDE INC.



                                    By:   /s/ Thomas G. Collison
                                       --------------------------------
                                          Name:  Thomas G. Collison
                                          Title: Vice Chairman


                                    STRATASCAPE, INC.



                                    By:   /s/ Abha Singhvi
                                       --------------------------------
                                          Name:  Abha Singhvi
                                          Title: Chief Executive Officer


                                          /s/ Abha Singhvi
                                    -----------------------------------
                                          Abha Singhvi


                                          /s/ Kaajal Narain
                                    -----------------------------------
                                          Kaajal Narain





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                      SCHEDULES TO STOCK PURCHASE AGREEMENT

      The following schedules (each a "Schedule" and together the "Schedules") to the Stock purchase Agreement (the "Agreement"), dated as of the 31st day of August, 2000, by and among TMP Worldwide Inc., a Delaware corporation ("TMP" or "Buyer"), Stratascape, Inc., a California corporation (the "Company"), and the Shareholders of the Company listed on Schedule A hereto (each a "Shareholder" and collectively, the "Shareholders") are incorporated by reference in and made a part of the Agreement. Capitalized terms used but not defined in the Schedules have the meanings ascribed thereto in the Agreement.

      Each disclosure in a particular Schedule is made specifically, and a disclosure made in any particular Schedule or section thereof shall not be deemed to have been disclosed in any other section of such Schedule or in any other Schedule.



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                                   SCHEDULE A


--------------------------------------------------------------
NAME AND ADDRESS OF   NUMBER OF SHARES
EACH SHAREHOLDER      OF COMMON STOCK    % OF COMPANY SHARES
--------------------------------------------------------------
Abha Singhvi                 100                 50%
1148 Village Drive
Belmont, CA 94002
--------------------------------------------------------------
Kaajal Narain                100                 50%
18596 Arbolado Way
Saratoga, CA 95070
--------------------------------------------------------------



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